EXHIBIT 10.1

FORM OF CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) dated as of _______ __, 2014, among STALWART TANKERS INC., (the “Company”), JUNO MARITIME LTD, (“Juno”), HAVIET CONSULTANTS CORP., (“Haviet”), ZENA SHIPMANAGEMENT CO., (“Zena”), TRIGON MARITIME LIMITED, (“Trigon”), and BALMORAL CONSULTANTS LTD., (“Balmoral”; and together with Juno, Haviet, Zena and Trigon, the “Contributors”), all of which are Republic of the Marshall Islands corporations.

W I T N E S S E T H:

WHEREAS each Contributor owns 100% of the issued and outstanding shares of capital stock of the company set forth opposite such Contributor’s name on Schedule I attached hereto (each, a “Contributed Company”);

WHEREAS the Company desires to acquire 100% of the issued and outstanding shares of capital stock of the Contributed Companies (the “Contributed Shares”), and the Contributors desire to transfer to the Company the Contributed Shares set forth opposite their respective names under the heading “Contributed Shares” on Schedule I hereto and in each case, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in exchange for the transfer to the Company of the Contributed Shares, the Company will issue or cause to be issued to the Contributors the number of common shares, par value $0.01 per share, of the Company (the “Common Shares”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, as a result of and immediately following such acquisition and issuance by the Company, the Company shall own all the Contributed Shares, and the Contributors shall own all the then issued and outstanding Common Shares of the Company.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms have the following meanings set forth below.

“Closing” has the meaning provided for in Section 2.2 hereof.

“Closing Date” has the meaning provided for in Section 2.2 hereof.

“Common Shares” has the meaning provided for in the Recitals hereof.

“Contributed Company” has the meaning provided for in the Recitals hereof.

“Contributed Shares” has the meaning provided for in the Recitals hereof.

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“Financial Statements” means the audited combined financial statements of the Contributed Companies as of and for the period ending December 31, 2013 that have been made available by the Contributors to the Company prior to the date hereof.

“IPO” means the initial public offering contemplated by the Registration Statement.

“IPO Closing Date” means the time and date of the closing of the IPO.

“Liens” means all liens, claims, interests, or other legal or equitable encumbrances, limitations and restrictions.

“Permitted Lien” means (i) any Lien with respect to wages of the crew or salvage or otherwise arising in the ordinary course of trading and being regularly settled, (ii) any Lien in respect of indebtedness of a Contributed Company secured by, among other things, a first priority mortgage on a Vessel (as defined below) which shall be fully repaid within 30 days of the IPO Closing Date (the “First Priority Mortgages”), (iii) any Lien arising in the ordinary course of business by operation of law, including customary repairers’ Liens, (iv) any Lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being disputed or contested in good faith by appropriate proceedings; provided that the proceeding relating to such Lien or the continued existence of such Lien does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected Vessel, (v) any Liens created by or through or arising from debt or liabilities or any act or omission of any charterer or of any person claiming by or through a charterer in each case not due to a breach by a Contributed Company of the terms of the relevant charter agreement, (vi) any charter, lease or similar arrangement existing on the IPO Closing Date, (vii) any other Lien not referred to in clauses (i) through (vi) of this definition that would not adversely affect the owner’s rights and does not exceed, individually, $250,000 per Vessel.

“Registration Rights Agreement” means the registration rights agreement in the form attached hereto as Exhibit A.

“Registration Statement” means the registration statement of the Company on Form F-1 (No. 333-193961), initially filed with the U.S. Securities and Exchange Commission on February 14, 2014, as such registration statement may be amended or supplemented from time to time, in connection with the IPO.

“Securities Act” has the meaning provided for in Section 3.1(k).

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

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ARTICLE II

ACQUISITION AND ISSUANCE OF SHARES

SECTION 2.1. Acquisition of Contributed Shares; Issuance of Company Shares. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement:

(a)                each Contributor shall sell, convey, transfer, assign and deliver to the Company, all right, title and interest of such Contributor, legal or equitable, in and to the Contributed Shares held by such Contributor, free and clear of all Liens; and

(b)               in exchange for such Contributed Shares, the Company shall issue, or cause to be issued, to each such Contributor that number of Common Shares set forth opposite such Contributor’s name on Schedule I attached hereto.

SECTION 2.2. Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Article VI hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur prior to or concurrently with the IPO Closing Date and at such place as the parties hereto shall agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of the Contributors. Each Contributor hereby represents and warrants, severally but not jointly, as follows (such representations and warranties being made as of the date hereof and the Closing Date):

(a)                Such Contributor is an entity that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)               Such Contributor has all requisite company power and authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(c)                This Agreement has been duly authorized, executed and delivered by such Contributor, is not subject to any further consent, waiver, authorization, approval or filing requirements, and constitutes a legal, valid and binding agreement of such Contributor, enforceable against such Contributor in accordance with its terms.

(d)               The execution, delivery and performance by such Contributor of this Agreement do not and will not violate or conflict with any provision of its constitutional documents, bylaws or other organizational documents or agreements or any agreement or instrument by which such Contributor is bound or is a party, or any provision of law, order, judgment or decree of any authority, to which such Contributor or its property is subject.

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(e)                Such Contributor has, and will have at the Closing, good, valid and transferable title to all the Contributed Shares indicated as owned by such Contributor on Schedule I hereto, free and clear of any Lien.

(f)                Except for this Agreement, there are no contracts, arrangements or restrictions to which such Contributor is party, or to which such Contributor is subject, related to the ownership or voting of the Contributed Shares owned by such Contributor as indicated on Schedule I hereto.

(g)               The Contributed Company owned by such Contributor owns the vessel set forth opposite such Contributed Company’s name on Schedule II hereto (each a “Vessel”), free and clear of any Lien other than Permitted Liens. As of the date hereof, the class of each Vessel is maintained without overdue conditions or recommendations of class, and each Vessel is free of material damage affecting such Vessel’s class. As of the date hereof, each Vessel’s classification certificate, national certificates and other certificates are valid, unextended and without overdue conditions or recommendations of class or the relevant governmental authority.

(h)               As of the date hereof, the charterparty agreements under which the Vessels are employed are valid, binding and in full force and effect and are enforceable by the applicable Contributed Company in accordance with their terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles. As of the date hereof, none of the Contributed Companies has received any written notice of the intention of any charterparty to terminate any such charterparty agreement.

(i)                 Neither the Contributed Shares nor any Vessels are subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part, other than as provided in the First Priority Mortgages and except as may result pursuant to this Agreement.

(j)                 The Contributed Company owned by such Contributor has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in the Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business since the date of the Financial Statements, (iii) contractual obligations under the executory portion of any contract to which such Contributed Company is party or by which it or its assets is bound, (iv) contingent liabilities of which the Contributor does not have knowledge, (v) liabilities and obligations in connection with Permitted Liens and (vi) other liabilities and obligations that are not material in amount or significance in relation to the Financial Statements.

SECTION 3.2. Representations and Warranties of the Company The Company hereby represents and warrants as follows (such representations and warranties being made as of the date hereof and the Closing Date):

(a)                The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands.

(b)               The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby.

(c)                This Agreement has been duly authorized, executed and delivered by the Company, is not subject to any further consent, waiver, authorization, approval or filing requirements, and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

(d)               The execution, delivery and performance by the Company of this Agreement do not and will not violate or conflict with any provision of the constitutional documents, bylaws or other organizational documents or agreement of the Company or of any other agreement or instrument by which the Company is bound or is a party, or any provision of law, order, judgment or decree of any authority, to which the Company or its property is subject.

(e)                The Common Shares issuable pursuant to the terms of this Agreement have been duly authorized and reserved for issuance and, when issued as provided for in this Agreement, such Common Shares will have been validly issued and fully paid and will be non-assessable and free of pre-emptive or similar rights.

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ARTICLE IV

ADDITIONAL COVENANTS

SECTION 4.1. Company Deliveries. At the Closing, the Company shall deliver to each of the Contributors each of the following:

(a)                such number of Common Shares as set forth in the opposite to each of the Contributors in Schedule I hereto;

(b)               a counterpart to the Registration Rights Agreement, duly executed by the Company; and

(c)                a certificate, executed by the Secretary or Assistant Secretary of the Company, certifying as to an attached accurate and complete copy of (i) the Articles of Incorporation and the other organizational documents, as in force, of the Company, (ii) the bylaws (or other similar document, if any) of the Company, (iii) current certificate of good standing of the Company issued by the corporate registrar or other similar official of the jurisdiction of the Company’s organization, (iv) resolutions of the board of directors the Company duly authorizing the entry into this Agreement and the transactions contemplated hereby, and (v) the signatures and incumbency of the persons authorized to execute and deliver this Agreement and the other Transaction Documents to which the Company is party.

SECTION 4.2. Contributor Deliveries. At the Closing, each Contributor shall deliver to the Company each of the following:

(a)                one or more certificates representing the Contributed Shares to be transferred to the Company pursuant to the terms of this Agreement, together with all other documents requested by the Company in connection with the transfer of such Contributed Shares to the Company;

(b)               a counterpart to the Registration Rights Agreement, duly executed by such Contributor; and

(c)                a certificate, executed by the Secretary or Assistant Secretary of such Contributor, certifying as to an attached accurate and complete copy of (i) the Articles of Incorporation and the other organizational documents, as in force, of such Contributor, (ii) the bylaws (or other similar document, if any) of such Contributor, (iii) current certificate of good standing of such Contributor issued by the corporate registrar or other similar official of the jurisdiction of such Contributor’s organization, (iv) resolutions of the board of directors of such Contributor duly authorizing this Agreement and the transactions contemplated hereby, (v) resolutions of the shareholders of such Contributor approving the aforementioned resolutions of the board of directors thereof, and (vi) the signatures and incumbency of the persons authorized to execute and deliver this Agreement.

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ARTICLE V

CONDITIONS TO CLOSING

SECTION 5.1. General Conditions. The obligation of the Company and each Contributor to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Company and the Contributors (acting unanimously)) of each of the following conditions on or prior to the Closing Date:

(a)                All required governmental or third-party approvals or consents shall have been obtained, and all applicable filings with any governmental authority shall have been made and all applicable waiting periods shall have expired, in each case necessary or advisable to consummate the transactions contemplated by this Agreement.

(b)               No court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

SECTION 5.2. Company Conditions. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by the Company) of each of the following conditions on or prior to the Closing Date:

(a)                The representations and warranties of each Contributor contained in this Agreement shall have been true on and as of the date of this Agreement and shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)               Each Contributor shall have performed all covenants and obligations to be performed by such Contributor on or prior to the Closing Date.

SECTION 5.3. Contributor’s Conditions. The obligation of each Contributor to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by such Contributor) of each of the following conditions on or prior to the Closing Date:

(a)                The representations and warranties of the Company contained in this Agreement shall have been true on and as of the date of this Agreement and shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)               The Company shall have performed all covenants and obligations to be performed by the Company on or prior to the Closing Date.

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ARTICLE VI

TERMINATION

SECTION 6.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time on or before the Closing: (a) by the mutual written consent of the parties hereto; (b) by the Contributors (acting unanimously) if the Company fails to comply in any material respect with any of its covenants or obligations contained herein, or breaches its representations and warranties in any material way; (c) by the Company if any Contributor fails to comply in any material respect with any of its covenants or obligations contained herein, or breaches its representations and warranties in any material way; or (d) by the Contributors (acting unanimously) or the Company at any time after •, 2014, if the IPO Closing Date shall not have then occurred.

SECTION 6.2. Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 6.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the parties hereto. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Article VII; provided, that no termination of this Agreement pursuant to this Article VI shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Successors and Assigns; No Third-Party Beneficiaries. No party hereto shall assign or delegate any of the benefits or obligations created under this Agreement without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of only the parties hereto and their successors and permitted assigns, and nothing in this Agreement shall confer upon any person or entity not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

SECTION 7.2. Fees, Taxes and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs, taxes and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the responsibility of the party incurring such fees, costs or expenses.

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SECTION 7.3. Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or e-mail, provided that the telecopy or e-mail is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

(i) If to the Company, at the following address:

Stalwart Tankers Inc.
7 Fragoklissias Street
Maroussi 15125
Athens, Greece

(ii) If to any Contributor, to such Contributor at the following address:

Stalwart Tankers Inc.
c/o Blue Sea Shipping Monaco S.A.M.
L'Estoril, 31 Avenue Princesse Grace
98000 Monaco

SECTION 7.4. Entire Agreement. This Agreement, together with the Schedule and Exhibits attached hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein.

SECTION 7.5. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the parties hereto and any Closing with respect to the transactions contemplated hereby.

SECTION 7.6. Waivers; Severability; Amendments. The parties hereto may by written notice to the other parties waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

SECTION 7.7. Counterparts; Captions. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The captions in this Agreement are for the convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

SECTION 7.8. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Republic of the Marshall Islands.

SECTION 7.9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as a deed by their respective officers thereunto duly authorized all on the date first written above.

STALWART TANKERS INC.

By:
Name:
Title:

Witness:
Name:

JUNO MARITIME LTD

By:
Name:
Title:

Witness:
Name:

HAVIET CONSULTANTS CORP.

By:
Name:
Title:

Witness:
Name:

ZENA SHIPMANAGEMENT CO.

By:
Name:
Title:

Witness:
Name:

TRIGON MARITIME LIMITED

By:
Name:
Title:

Witness:
Name:

BALMORAL CONSULTANTS LTD.

By:
Name:
Title:

Witness:
Name:

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SCHEDULE I

CONTRIBUTED SHARES
HELD BY EACH CONTRIBUTOR

Contributor	Contributed Company	Contributed Shares	Common Shares
Juno Maritime Ltd	Force Maritime S.A. (Liberia)	500 shares, without par value	906,278 common shares, par value $.01 per share
Haviet Consultants Corp.	Liquid Platinum Corporation S.A. (Liberia)	500 shares, without par value	506,866 common shares, par value $.01 per share
Zena Shipmanagement Co.	Minimal Enterprises Company (Foreign Maritime Entity), Liberia	500 shares, without par value	67,751 common shares, par value $.01 per share
Trigon Maritime Limited	Pride International Maritime S.A. (Liberia)	500 shares, without par value	1,358,045 common shares, par value $.01 per share
Balmoral Consultants Ltd.	Zachary Maritime Company Ltd. (Liberia)	500 shares, without par value	361,060 common shares, par value $.01 per share

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SCHEDULE II

VESSELS OWNED BY
EACH CONTRIBUTED COMPANY

Contributed Company	Vessel Description
Force Maritime S.A. (Liberia)	BSS Force Stainless Steel Chemical Tanker IMO 9345881 19,399 DWT Built 2000 Japan Flag Liberia
Liquid Platinum Corporation S.A. (Liberia)	BSS Platinum Steel Chemical Tanker IMO 9204805 16,322 DWT Built 1997 Japan Flag Liberia
Minimal Enterprises Company (Foreign Maritime Entity), Liberia	BSS Velvet Steel Chemical Tanker IMO 9083940 11,559 DWT Built 1994 Japan Flag Liberia
Pride International Maritime S.A. (Liberia)	BSS Pride Steel Chemical Tanker IMO 9170949 23,322 DWT Built 2006 Japan Flag Liberia
Zachary Maritime Company Ltd. (Liberia)	BSS Power Steel Chemical Tanker IMO 9146027 15,015 DWT Built 1996 Japan Flag Liberia

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